Exhibit (h)(131)

Janus Investment Fund

January 28, 2020

Mr. Douglas Laird

Janus Services LLC

151 Detroit Street

Denver, Colorado 80206

Dear Mr. Laird:

Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as is further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Services LLC (“Janus Services”). The purpose of the revision is to reflect (i) the redesignation of the Janus Henderson Global Technology Fund to the Janus Henderson Global Technology and Innovation Fund, effective January 28, 2020.

Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.

JANUS INVESTMENT FUND

By:	/s/ Jesper Nergaard
/s/ Jesper Nergaard
Vice President, Chief Financial Officer, Treasurer, and Principal Accounting Officer

JANUS SERVICES LLC

By:	/s/ Douglas Laird
/s/ Douglas Laird President

151 Detroit Street, Denver, CO 80206 T (303) 336 4000 janushenderson.com Janus Capital Management LLC serves as an investment adviser.

Revised effective as of January 28, 2020

APPENDIX A

Janus Henderson Absolute Return Income Opportunities Fund

Janus Henderson Adaptive Global Allocation Fund

Janus Henderson Asia Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Diversified Alternatives Fund

Janus Henderson Dividend & Income Builder Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Emerging Markets Managed Volatility Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Bond Fund

Janus Henderson Global Equity Income Fund

Janus Henderson Global Income Managed Volatility Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Global Value Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson International Managed Volatility Fund

Janus Henderson International Opportunities Fund

Janus Henderson International Small Cap Fund

Janus Henderson International Value Fund

Janus Henderson Large Cap Value Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Short-Term Bond Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Small-Mid Cap Value Fund

Janus Henderson Triton Fund

Janus Henderson U.S. Growth Opportunities Fund

Janus Henderson U.S. Managed Volatility Fund

Janus Henderson Value Plus Income Fund

Janus Henderson Venture Fund